UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

December 16, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9302 Pittsburgh Avenue, Suite 210 Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Named Executive Officer Employment Agreements

On December 16, 2008 (the “Effective Date”), Basin Water, Inc. (the “Company”) entered into an amended and restated employment agreement (each a “Restated Employment Agreement” and together the “Restated Employment Agreements”) with Michael M. Stark, the Company’s President and Chief Executive Officer, Scott B. Hamilton, the Company’s General Counsel and Secretary, and Richard A. Reese, the Company’s Vice President of Marketing. The Restated Employment Agreements replace the existing employment agreements with these executive officers.

The Restated Employment Agreements were amended to conform certain provisions that were intended to be in effect for all named executive officers and to make certain changes necessary to assure timely compliance with Section 409A of the Internal Revenue Code. The Restated Employment Agreements now all provide that (a) the vesting of 100% of each executive’s stock awards will be accelerated immediately prior to a change in control (as defined in the Restated Employment Agreements) of the Company and (b) the vesting of 100% of each executive’s stock awards (other than any awards the vesting of which is performance-based and with respect to which the performance objectives have not been achieved as of the date of termination, if any) will be accelerated immediately if such executive is terminated without cause or resigns for good reason (each as defined in the Restated Employment Agreements). In addition, if an executive officer is terminated without cause or leaves the Company’s employment for good reason, then conditioned upon his signing a release, he shall be entitled to (a) severance of twelve months’ base salary following the date of termination, (b) an amount equal to the bonus for the year in which the termination occurs, prorated for the period of his employment during that year, (c) continued healthcare benefits for such period and (d) outplacement services of $15,000. If such termination without cause or for good reason occurs within 24 months following a change in control, an executive officer will be entitled to the same amounts set forth above, except that instead of a prorated bonus, such executive officer will be eligible to receive an amount equal to his entire annual bonus for the year in which the termination occurs and the vesting of 100% of his stock awards (including performance vesting awards, if any) will be accelerated immediately.

The foregoing description of the Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Employment Agreements, which are filed as Exhibits 10.36 through 10.38 to this report, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document

10.36	Amended and Restated Employment Agreement between Michael M. Stark and Basin Water, Inc.

10.37	Amended and Restated Employment Agreement between Scott B. Hamilton and Basin Water, Inc.

10.38	Amended and Restated Employment Agreement between Richard A. Reese and Basin Water, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: December 19, 2008	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer